CUSIP No. 002120103

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: July 17, 2019

POLARIS VENTURE PARTNERS V, L.P. By: Polaris Venture Management Co. V, L.L.C.

By:	/s/ Harold Friedman
Name:	Harold Friedman
Title	Chief Financial Officer

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P. By: Polaris Venture Management Co. V, L.L.C.

By:	/s/ Harold Friedman
Name:	Harold Friedman
Title	Chief Financial Officer

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P. By: Polaris Venture Management Co. V, L.L.C.

By:	/s/ Harold Friedman
Name:	Harold Friedman
Title	Chief Financial Officer

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P. By: Polaris Venture Management Co. V, L.L.C.

By:	/s/ Harold Friedman
Name:	Harold Friedman
Title	Chief Financial Officer

CUSIP No. 002120103

POLARIS VENTURE MANAGEMENT CO. V, L.L.C.

By:	/s/ Harold Friedman
Name:	Harold Friedman
Title	Chief Financial Officer

JONATHAN A. FLINT

By:	*
Jonathan A. Flint

TERRANCE G. MCGUIRE

By:	*
Terrance G. McGuire

AMIR NASHAT

By:	*
Amir Nashat

*By:	/s/ Harold Friedman
Name:	Harold Friedman
Attorney-in-Fact

[This Schedule 13D was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]